EXHIBIT 10.10


                          SUBSTITUTE NEGOTIABLE SECURED
                       SENIOR SUBORDINATED PROMISSORY NOTE


$____________
                                                       Final Maturity Date:
                                                       July 1, 2000

FOR VALUE RECEIVED, LogiMetrics, Inc., a Delaware corporation, and mmTech, Inc., a New Jersey corporation (collectively, the "Makers"), hereby jointly and severally promise to pay to the order of [NAME OF HOLDER], or his successors and assigns (the "Holder"), at [ADDRESS], or at such other location as the Holder may designate from time to time, the sum of [DOLLAR AMOUNT] ($________), together with interest thereon from September 7, 1999 to and including the date of repayment at the rate of 13% per annum, in lawful money of the United States of America on or before July 1, 2000, or on demand at any time upon or during the continuance of an Event of Default as defined in the Security Agreement (as defined below), with or without demand as provided in the Security Agreement. The obligations of the Makers are joint and several and the Holder may proceed to collect the full amount owed hereunder from either Maker whether or not proceeding against the other.

          If the Holder fails to pay any amount hereunder when due, interest shall thereafter accrue on such overdue amount at the rate of 16% per annum until paid in full. Interest hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

          The Makers may prepay this Note at any time, in whole or in part, without premium or penalty. The Makers shall prepay this Note in full within five (5) Business Days after the consummation of (i) any public or private sale by either Maker of its debt or equity securities or securities convertible into or exchangeable for its debt or equity securities, (ii) any permanent loan or other credit facility obtained by either Maker from a bank or other financial institution, or (iii) any sale by either Maker of all or substantially all of its assets to a third party which results, in each such case, in net proceeds to the Makers (after all related fees and expenses) of at least Three Million Dollars ($3,000,000). As used herein, "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

          The Makers shall pay to the Holder the reasonable attorneys' fees and disbursements and all other out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note. All payments received shall be applied, first, to the costs of collection, second, to unpaid interest, and third, to principal.

          No delay or failure on the part of the Holder in exercising any power, right or remedy hereunder shall operate as a waiver of any such power, right or remedy; nor shall any single or partial exercise of any power, right or remedy preclude any other or further exercise of such power, right or remedy, or the exercise of any other power, right or remedy, and no waiver whatsoever shall be valid unless in writing, signed by the Holder, and then only to the extent expressly set forth therein. No remedy is exclusive of any other remedy and all remedies shall be cumulative to the maximum extent permitted by applicable law. Each Maker hereby waives presentment, demand for payment, diligence, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

          This Note is a replacement and substitute Note for the several Negotiable Secured Senior Subordinated Promissory Notes (the "Original Notes") made payable by Makers to Holder, evidencing loans advanced by Holder to Makers, made between August 27, 1999 and September 23, 1999, in the aggregate principal amount of this Note, which loans are and shall remain secured by and pursuant to the Second Amended and Restated Security Agreement, Intercreditor Agreement, Waiver and Consent dated on or about August 31, 1999, as amended on December 2, 1999 and February 17, 2000, and as the same may hereafter be further amended, restated, supplemented or modified (the "Security Agreement") among the makers, Cramer Rosenthal McGlynn, LLC, as Agent, and the other parties thereto, as amended from time to time. This Note is issued in connection with the extension by the Holder of the maturity date of the loans from the original maturity date of March 7, 2000 to the new maturity date set forth above. The Makers hereby acknowledge that the Original Notes have been delivered to Makers and have been cancelled and, by its acceptance of this Note in substitution for the Original Notes, the Holder agrees to the extension of the maturity date of the loans to July 1, 2000.

          This Note shall be binding upon each Maker and its successors and assigns. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York pursuant to Section 15-1402 of the General Obligations Law of such state. Each Maker irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note. Service of process in connection with any such suit, action or proceeding may be served on the Makers anywhere in the world by any method authorized by law. Each Maker irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Maker irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          No modification, alteration, waiver or change of any of the provisions hereof shall be effective unless in writing and signed by each Maker and the Holder and, then, only to the extent set forth in such writing.

ATTEST:                                     LOGIMETRICS, INC.



_____________________                       _____________________________
Name:                                       By: Norman M. Phipps
                                            Title: President


ATTEST:                                     MMTECH, INC.



_____________________                       _____________________________
Name:                                       By: Charles S. Brand
                                            Title: President

Dated as of:  March 7, 2000